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                                                                Exhibit 23.0



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34642) pertaining to the Amended and Restated Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan and the Registration Statement (Form S-8 No. 333-22159) pertaining to the Advanced Lighting Technologies, Inc. Employee Stock Purchase Plan of our report dated September 25, 1997 with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1997.



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
September 25, 1997



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